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                                                                 Exhibit 1.A.1.h

          PROVIDENT MUTUAL LIFE INSURANCE COMPANY - RESOLUTIONS OF THE
                    BOARD OF DIRECTORS ADOPTED APRIL 6, 2000

WHEREAS, on October 21, 1985, Provident Mutual Life Insurance Company (the "Company") established the Provident Mutual Variable Growth Separate Account, the Provident Mutual Variable Money Market Separate Account, the Provident Mutual Variable Bond Separate Account, and the Provident Mutual Variable Zero Coupon Bond Separate Account; on February 21, 1989, the Company established the Provident Mutual Variable Aggressive Growth Separate Account; and on July 15, 1991, the Company established the Provident Mutual Variable International Separate Account (together, the "Former Separate Accounts"); and

WHEREAS, the Former Separate Accounts are available investment options under variable life insurance policies issued by the Company (the "Policies"); and

WHEREAS, on June 7, 1993, the Company established the Provident Mutual Variable Separate Account (the "Variable Separate Account"), the subaccounts of which are available investment options under the Policies; and

WHEREAS, the Former Separate Accounts and the Variable Separate Account are collectively registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940; and

WHEREAS, the Company desires to establish six additional subaccounts within the Variable Separate Account, each of which will invest in shares of a designated mutual fund portfolio and to which net premiums under the Policies shall be allocated in accordance with instructions received from owners of such Policies; and

WHEREAS, the Company desires to transfer assets of each of the Former Separate Accounts to a corresponding new subaccount of the Variable Separate Account; and

WHEREAS, the Policies permit the Company to transfer the assets in one or more of the Former Separate Accounts to one or more other separate accounts of the Company (or subaccounts of such separate accounts); and

WHEREAS, the Company desires to change the name of the Variable Separate
Account;

NOW, THEREFORE, BE IT RESOLVED, that the following subaccounts are hereby established within the Variable Separate Account; the Growth Subaccount, the Money Market Subaccount, the Bond Subaccount, the Zero Coupon Bond Subaccount, the Aggressive Growth Subaccount, and the International Subaccount (the "New Subaccounts"); and

FURTHER RESOLVED, that the President or a Vice President is hereby authorized to take all necessary and appropriate action to effectuate the use of the New Subaccounts, to adopt any necessary rules and regulations for the administration of the New Subaccounts, and to execute any and all agreements, including but not limited to, an agreement with The Market Street Fund, Inc., for the provision of services to the New Subaccounts; and

FURTHER RESOLVED, that the New Subaccounts shall replace the corresponding Former Separate Accounts as available investment options for allocation of net premiums and policy
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account value under the Policies, as applicable; and

FURTHER RESOLVED, that all assets and related liabilities of each of the Former Separate Accounts are hereby authorized to be transferred to a corresponding New Subaccount as follows:


     FORMER SEPARATE ACCOUNT                 NEW SUBACCOUNT

Provident Mutual Variable
  International Separate Account        International Subaccount

Provident Mutual Variable Growth
  Separate Account                      Growth Subaccount

Provident Mutual Variable Aggressive
  Growth Separate Account               Aggressive Growth Subaccount

Provident Mutual Variable Bond
  Separate Account                      Bond Subaccount

Provident Mutual Variable Zero
  Coupon Bond Separate Account          Zero Coupon Bond Subaccount

Provident Mutual Variable Money
  Market Separate Account               Money Market Subaccount


FURTHER RESOLVED, that upon transfer of the assets and related liabilities of each of the Former Separate Accounts to corresponding New Subaccounts, the Company does hereby terminate the Former Separate Accounts; and

FURTHER RESOLVED, that the name of the Variable Separate Account is hereby changed to "Provident Mutual Variable Life Separate Account."